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                                  EXHIBIT 3.1B

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  EZCORP, Inc.
                                  ("Conformed")

   (Original Certificate of Incorporation filed May 18, 1989, as last amended
                                November 9, 2006)

     FIRST: The name of the Corporation is EZCORP, Inc.

     SECOND: The registered office of the Corporation in this State of Delaware is located at The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is {fifty-eight million (58,000,000)} shares of capital stock, classified as (i) five million (5,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock), (ii) {fifty million (50,000,000)} shares of Class A Non-Voting Common Stock, par value $0.01 per share ("Class A Non-Voting Common Stock), and (iii) three million (3,000,000) shares of Class B Voting Common Stock, par value $0.01 per share ("Class B Voting Common Stock).

     The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, Class A Non-Voting Common Stock, and Class B Voting Common Stock are as follows:

          1. Provisions Relating to the Preferred Stock.

          (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

          (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance therefore the following:

               (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

               (ii) the number of shares to constitute the class or series and the designations thereof;

               (iii) the preferences, and relative, participating, optional, or other

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special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

               (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

               (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

               (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

               (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

               (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

               (ix) such other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

          (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

          2. Provisions Relating to the Class A Non-Voting Common Stock and the Class B Voting Common Stock.

          (a) Shares of class A Non-Voting Common Stock and Class B Voting Common Stock (collectively, "Common Stock") shall have identical rights and privileges in every respect, except as set forth herein.

          (b) Except as required by law and except as set forth herein, the holders of shares of Class A Non-Voting Common Stock shall not be entitled to vote upon matters submitted to a vote of the stockholders of the Corporation.

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          (c) The holders of shares of Class B Voting Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Class B Voting Common Stock held.

          (d) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor; provided, however, that any dividend upon the Common Stock that is payable in Common Stock shall be paid only in Class A Non-Voting Common Stock to the holders of class A Non-Voting Common Stock and only in Class B Voting common Stock to the holders of Class B Voting Common Stock.

          (e) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of that Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them, regardless of whether such shares are shares of Class A Non-Voting Common Stock or Class B Voting Common Stock. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (e), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

          (f) The holders of Class B Voting Common Stock shall be entitled to vote, as a single, separate class, at any annual meeting of the stockholders of the Corporation, or at a special meeting called for such purpose, with respect to a resolution providing that a pro rata percentage (as specified in such resolution) of shares of Class B Voting Common Stock of each holder of record of such shares shall be automatically converted into, and for all purposes shall be deemed to be (including for purposes of section 2(d) above), the same number of shares of Class A Non-Voting Common Stock. Upon approval of such resolution by a majority of the outstanding shares of Class B Voting Common Stock, the rights of each holder of Class B Voting Common Stock to such percentage of shares of Class B Voting Common Stock shall cease automatically, and the holders thereof as to such shares shall be entitled to all rights attendant to holders of shares of Class A Non-Voting Common Stock.

          (g) Each holder of record of Class B Voting Common Stock may, at any time, at such holder's option, convert any or all of the shares of Class B Voting Common Stock held by such holder into the same number of shares of Class A Non-Voting Common Stock; provided, however, before any holder of shares of Class B Voting Common Stock shall be entitled to convert the same into shares of Class A Non-Voting common Stock in accordance with this Section 2(g), such holder shall surrender the certificate(s) therefor, duly endorsed, at the office of the Corporation where the stock transfer books are maintained, accompanied by a notice stating the number of shares of Class B Voting Common Stock which such holder desires to convert into Class A Non-Voting Common Stock. Thereupon, the Corporation shall promptly issue and deliver to such holder a certificate or certificates of the number of shares of Class A Non-Voting Common Stock to which such holder is entitled, registered in the name of such holder or a designee of such holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Voting Common Stock to be converted, and the person entitled to receive the shares of class A Non-Voting Common Stock issue able upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Non-Voting Common Stock on such date of surrender.

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          (h) The Corporation shall not be required to issue any fractional shares upon conversion of Class B Voting Common Stock in accordance with Sections 2(f) and 2(g) above, but in lieu thereof, the Corporation may make such equitable provisions as the board of directors may determine. In the event of the conversion of less than all of the Class B Voting Common Stock evidenced by the certificate(s) surrendered in accordance with Sections 2(f) and 2(g) above, the Corporation shall execute and deliver, without charge to the holder thereof, or at such holder's written direction, to his designee, a new certificate evidencing the shares of Class B Voting Common Stock not converted. All costs of issuing certificates for shares of Class A Non-Voting Common Stock upon conversion of the Class B Voting Common Stock in accordance with Sections 2(f) and 2(g) above incurred by the Corporation, including any issuance tax, shall be paid by the Corporation.

          (i) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Non-Voting Common Stock, solely for the purpose of issue upon conversion of outstanding shares of Class B Voting Common Stock, such number of shares of Class A Non-Voting Stock as shall then be issuable upon a conversion of all of the outstanding shares of Class B Voting Common Stock. The shares of Class A Non-Voting Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid, and non-assessable.

          (j) In the event that all of the outstanding shares of Class B Voting Common Stock shall be converted into Class A Non-Voting Common Stock, and at any time thereafter, the holders of shares of Class A Non-Voting Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Class A Non-Voting Common Stock held.

          3. General.

          (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock, Class A Non-Voting Common Stock, and Class B Voting Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

          (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

     FIFTH: Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

     SIXTH: The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.

     SEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or

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voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee, which authorizes the contract or transaction.

     EIGHTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may here after be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eighth is in effect. Any repeal or amendment of, this Article Eighth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eighth. Such right shall include the right to be paid by the Corporation expenses, including attorneys' fees, incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claims. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     NINTH; A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for

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any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Ninth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Ninth, a director shall not be liable to the corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

     TENTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware.